                                                                    EXHIBIT 10.2

                              [FIRST NATIONAL LOGO]

                              FINANCIAL CORPORATION

May 12, 2005

Steelbank Tubular Inc.
2495 Haines Road
Toronto, Ontario
L4Y 1Y7

ATTENTION: MR. PETER FARQUHAR

Dear Sirs:

             RE: STEELBANK TUBULAR INC.
                 2495 HAINES ROAD, TORONTO, ONTARIO.

First National Financial Corporation (the "Lender") is pleased to offer a first mortgage loan (the "Loan") to Steelbank Tubular Inc. (the "Borrower") on the terms and conditions set out in this letter (the "Commitment").

1.    LOAN AMOUNT

      $3,500,000.00

2.    INTEREST RATE

      In accordance with the attached Schedule 3.

3.    TERM

      One (1) year from the Interest Adjustment Date (as hereinafter defined) (the "Term").

4.    AMORTIZATION

      Twenty Five (25) years (the "Amortization Period").

5.    INTEREST ADJUSTMENT DATE

      The interest adjustment date (the "Interest Adjustment Date") shall be the first day of the calendar month Immediately following the date of the first advance under the Loan, or at the Lender's option, the first day of the month in which the first advance of the Loan is made, unless the first advance of the Loan is made on the first day of

100 University Avenue. Suite 700, North Tower . Toronto. Ontario Canada M5J 1V6 Tel. 416.593.1100 Fax. 416.593.1900 www.firstnational.ca

      VANCOUVER        CALGARY       TORONTO        MONTREAL          HALIFAX
      a month in which case the Interest Adjustment Date shall be the date of the advance.

      In the case of multiple advances, at the Lender's option the Interest Adjustment Date may by the first day of the month following the final advance.

6.    REPAYMENT

      Equal instalments of principal and interest based on the above amortization period shall be payable on the first day of each month during the Term, the first instalment being payable on the first day of the month after the Interest Adjustment Date and the last, on the maturity date of the Loan.

      Until the Interest Adjustment Date, simple interest on the portion of the Loan advanced, calculated daily, is payable either on the Interest Adjustment Date or if applicable, on the first day of each month prior to the Interest Adjustment Date, or, at the option of the Lender, such interest may be deducted from the amount of the advance.

7.    PREPAYMENT

      There shall be the right of prepayment of the Loan in whole or in part without penalty.

8.    REALTY TAXES

      Borrower will pay to the Lender on the first day of each month an amount stipulated by the Lender from time to time sufficient to provide a fund to pay in full, the annual property taxes (including any local improvement charges) for the Property (as hereinafter defined) at the time that the first instalment of taxes for each year becomes due, based on estimated annual taxes and subject to adjustment based on taxes actually levied.

9.    PROCESSING FEE

      The Borrower shall pay to the Lender upon the acceptance of this Commitment a non-refundable loan processing fee of $35,000.00, which will be deducted on closing.

10.   COMMITMENT FEE

      The Borrower shall pay to the Lender upon the acceptance of this Commitment, a commitment fee of $70,000.00 (the "Commitment Fee") by certified cheque. Upon disbursement of the whole Loan Amount, the Commitment Fee shall be returned to the Borrower, without interest. If Lender defaults on advance the Borrower will be reimbursed the Commitment Fee and Processing Fee. In the event this Commitment is cancelled by the Borrower, the Commitment Fee shall be retained by the Lender as liquidated damages, and not as a penalty, without prejudice to the right of the Lender to claim such further and other damages as it may sustain by reason of the occurrence of any of the events detailed in subsections (i) through
      (v)
      of the Section of this Commitment headed "Cancellation of Commitment". It is agreed that the Commitment Fee represents the reasonable cost of the Lender's work and expenses in underwriting the Loan and that it is not a penalty.

11.   SECURITY

      The following security shall be required for the Loan:

      (a) a first in priority mortgage and charge (the "Mortgage") of the fee simple interest of the Borrower in the following lands and improvements thereon (the "Property"):

            Municipal Address:  2495 Haines Road, Toronto, Ontario

            Site Area:          Site Area: 12.26 acres

            Description:        a freestanding, single storey office building
                                and a separate rear industrial building, together totalling 99,848 square feet, approximately 40 years old.

      (b) a first in priority general assignment of rents and/or leases of the Property;

      (c) a second in priority general security agreement over all the Borrower's present and after-acquired personal property located on, related to, arising from or used or acquired in connection with the Property;

      (d)   Intentionally deleted.

      (e)   a Guarantee and Postponement of Claim from

            Tarpon Industries Inc.

            (the "Additional Covenantors") who shall be jointly and severally liable with the Borrower for all obligations of the Borrower under the Mortgage, all security collateral thereto and this Commitment; and

      (f)   such further security as the Lender may reasonably require

            (the documents in (a) through (f) above being herein referred to as the "Security Documents"). The Security Documents shall be prepared by the Lender's counsel in form and content determined by the Lender.

12.   SPECIAL CONDITIONS

      Repair Holdback

A holdback of $80,000.00 shall be required until such time as the Borrower provides evidence satisfactory to the Lender that the following repairs in paragraph (i) below to the Property have been completed:

(I) THE REMOVAL OF THE EXISTING ROOF SYSTEM DOWN TO THE STEEL DECK AND THE INSTALLATION OF APPROXIMATELY 87,000 SQUARE FEET OF NEW EPDM ROOF CONSTRUCTION, INCLUDING 1.5-INCH POLYISOCYANURATE INSULATION.

(II) THE DECOMMISSIONING AND REMOVAL OF THE TWO EXISTING UNDERGROUND STORAGE TANKS PRESENT ON THE NORTH SIDE OF THE PROPERTY ALONG WITH THE CONDUCTION OF SOIL SAMPLING. ANY CONTAMINATION ENCOUNTERED SHALL BE REMEDIATED ACCORDING TO THE STANDARDS DETAILED IN ONTARIO RE. 153/04.

Prior to funding, the Borrower shall provide an undertaking to complete the aforesaid repairs in a good and workmanlike manner. Prior to release of the holdback monies the Borrower will provide the Lender with a report from an engineering consultant satisfactory to the Lender confirming that the aforesaid repairs in (i) above have been completed in a good and workmanlike manner.

The holdback monies shall be treated as advanced and the Borrower shall pay interest thereon in accordance with the Mortgage as if such monies had been advanced.

Default under the undertaking shall constitute default under the Mortgage. In the event that the Borrower does not complete the aforesaid repairs by December 30, 2005, then the Lender may, at its sole option, declare the Loan immediately due and payable or arrange for the completion of such repairs on behalf of the Borrower and may apply the holdback monies thereto. All monies expended by the Lender in excess of the holdback monies shall be payable forthwith by the Borrower to the Lender, shall bear interest at the Interest Rate from the date same were expended by the Lender and shall be secured by the Mortgage.

13.   CONDITIONS PRECEDENT TO FUNDING

      On or before funds are advanced, the following conditions shall have been satisfied.

      (a) The executed Security Documents shall have been delivered and registered with the priority required herein at all appropriate registration offices.

      (b) The Lender shall have been provided with an appraisal report for the Property addressed to it, prepared by an appraiser acceptable to the Lender and setting out a market value for the Property, which is satisfactory to the Lender.

      (c) The Lender shall have received an environmental site assessment for the Property addressed to it, prepared by an environmental consultant acceptable to it and confirming to the Lender's satisfaction that there are no hazardous substances on or about the Property and that the Property complies with all environmental laws.

            The Security Documents shall contain representations, warranties and covenants and an indemnity with respect to environmental matters, all as set out in Schedule 1 hereto.

      (d) The Lender shall have received an engineering report for the Property, addressed to it and prepared by an architect or engineer satisfactory to it, reporting on the physical condition of the Property and setting out the cost to remedy any deficiencies, all of which shall be acceptable to the Lender; this report should indicate, inter alia, that the buildings on the Property are structurally sound and are not composed of unbonded, post-tensioned structures.

      (e) Delivery of certified copies of the property, liability and other insurance policies in compliance with the insurance requirements hereinafter set out and the review and approval of same by the Lender's insurance consultant at the Borrower's expense ($375.00 plus GST).

      (f) Delivery of a building location survey/certificate of location for the Property prepared by a licensed surveyor and satisfactory to the Lender.

      (g) Title to the Property shall be satisfactory to the Lender and all realty taxes, local improvement charges and rates in respect of the Property shall have been paid.

      (h) The Lender shall be satisfied that the Property complies with all applicable building and zoning by-laws, that the use of the Property is in compliance with all applicable legislation, including the applicable Fire Code and that there are no outstanding work orders, deficiency notices, directives, investigations or the like with respect to the Property.

      (i)   Intentionally deleted.

      (j)   Intentionally deleted.

      (k) The Lender shall have received and approved a copy of the property management agreement for the Property (if applicable).

      (1) The Lender shall have received certified or notarized copies of the constating documents of the Borrower, & government issued certificate confirming that the Borrower is in good standing and an opinion from the Borrower's counsel addressed to the Lender confirming both the Borrower's capacity to grant the security required herein and the due authorization, execution and delivery of the Security Documents, in form and content satisfactory to the Lender. Similar documentation and a similar opinion shall also be delivered for each corporate Guarantor.

      (m) The Borrower shall have delivered to the Lender the executed "pre-authorized payment" documents hereinafter required.

      (n) Such financial and other information, statements and documentation as the Lender may reasonably require in connection with the underwriting or closing of the Loan shall have been delivered to it and all other requirements of this Commitment shall have been satisfied.

      All conditions precedent to funding expressed herein are for the sole benefit of the Lender and may be waived at its option. The Borrower shall do everything necessary to meet all such conditions precedent.

14.   LEASES

      Intentionally Deleted.

15.   PROPERTY MANAGEMENT

      The Lender acting reasonably shall have the right to require the Borrower to retain professional property management for the Property satisfactory to the Lender. The Lender shall also have the right to approve the terms and conditions of the management agreement. Any change in the management of the Property shall require the prior written approval of the Lender, both as to manager and the terms and conditions of the management agreement.

16.   INSURANCE

      The Borrower will comply with the insurance requirements set out in
      Schedule 2 hereto.

17.   FINANCIAL REPORTING

      Within 120 days of the end of each of its fiscal years, or if the Borrower is an individual, each calendar year, or more often if requested by the Lender, the Borrower shall provide to the Lender:

      (a) Audited financial statements of the Borrower and of any corporate Additional Covenantor, including a Balance Sheet and supporting schedules, a detailed Statement of Income and Expenditures and supporting schedules, and a Statement of Change in Cash Flow; in the case of an individual Borrower or Additional Covenantor, net worth statements may be supplied in lieu of financial statements;

      (b) Audited financial statements in respect of the Property, including a Balance Sheet and supporting schedules and a detailed Statement of Income and Expenditures and supporting schedules;

      (C) a current rent roll for the Property containing such detail as may be required by the Lender, and

      (d) a budget for the Property for the next fiscal year, forecasting both operating income and expenses and capital expenditures.

      Each Borrower and Additional Covenantor hereby authorizes the Lender to obtain such financial information from third parties respecting it or him as the Lender may require and covenants to deliver any further financial information requested by the Lender.

18.   DUE ON SALE, CHANGE OF CONTROL ETC.

      If:

      (a) the Borrower directly or indirectly sells, conveys, transfers or otherwise disposes of its interest in the lands or any part thereof or agrees to do so;

      (b)   there is a change in the effective voting control of the Borrower;
            or

      (c)   the Borrower amalgamates or merges;

      without the prior written consent of the Lender being obtained, such consent not to be unreasonably withheld, then the Lender may, at its option, declare forthwith due and payable the entire balance of the unpaid principal together with accrued and unpaid interest due thereon. The decision to accelerate the Loan shall be at the sole option of the Lender. Consent to one such transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions.

      The Borrower will provide reasonable notice to the Lender of any anticipated or impending transaction which would require the consent of the Lender under this Section together with such reasonable information as the Lender may require to determine whether or not to grant its consent thereto.

19.   CHANGES AND ALTERATIONS

      Any major changes in excess of $100,000, additions, and/or alterations contemplated to the Property, including major changes in use of the Property, must receive the Lender's written consent, such consent not to be unreasonably withheld, prior to the commencement of the changes, addition and/or alterations. If the Borrower changes and/or alters the Property without the prior written consent of the Lender being obtained, then the Lender may, at its sole option, declare forthwith due and payable the entire balance of the unpaid principal together with the accrued interest due thereon. The Borrower will provide reasonable notice to the Lender of any anticipated or impending transaction which would require the consent of the Lender under this Section together with such reasonable information as the Lender may require to determine whether or not to grant its consent thereto.

20.   NO FURTHER ENCUMBRANCES

      The Borrower shall not, without the Lender's prior written approval not to be unreasonably withheld, further charge or otherwise encumber the Property or any interest therein. The Lender acknowledges and approves a 15-month, Vendor Take Back mortgage of $1,200,000.00 with an interest rate of 8% and a 15-month, $500,000.00 3rd mortgage with an interest rate of 10%.

21.   REPRESENTATION AND WARRANTY

      The Borrower and each Additional Covenantor, if any, represent and warrant to the Lender that all information and material submitted and all representations made to the Lender by the Borrower and/or any Additional Covenantor are true, complete and accurate and each of the foregoing parties acknowledges that the Lender has relied on such information, material and representations in approving the Loan. Any breach of this representation and warranty shall constitute a default under the Security Documents which shall entitle the Lender to exercise all its rights and remedies for default in payment thereunder.

22.   CANCELLATION OF COMMITMENT

      At the sole option of the Lender, this Commitment may be cancelled and there shall be no obligation to disburse the Loan if:

      (i) due to the failure, for any reason, of the Borrower or any Additional Covenantor to satisfy any of the provisions or requirements hereof, the Lender has not been willing or able to disburse the Loan Amount on or before June 30, 2005 (the "Close Out Date");

      (ii) the Borrower or any Additional Covenantor is in breach of any provision, representation or warranty herein;

      (iii) in the sole opinion of the Lender there is a material adverse change in the position, financial or otherwise, of the Borrower or any Additional Covenantor from that represented to the Lender as at the date hereof;

      (iv) in the sole opinion of the Lender, there has been a material adverse change in the condition of the Property or in the actual or anticipated revenues therefrom from that existing at the date hereof; or

      (v) any situation exists which would constitute a default hereunder or under any of the Security Documents.

      If the whole Loan Amount has not been disbursed on or before the Close Out Date, the Lender may, at its sole option, close out the Loan Amount at the amount then disbursed, if any.

      If the Lender agrees to an extension of the Close Out Date for any reason after it has fixed the Interest Rate, the Interest Rate shall increase by one and a half basis point (0.015%) for each 7-day period or part thereof that the Close Out Date is extended. If this increase results in the Interest Rate exceeding the Maximum Rate, the amount of the required buy down will be deducted from the advance of funds.

23.   LIENS

      On each disbursement date, there shall have been full and complete compliance with all requirements of the applicable construction, mechanics' or builders' lien legislation and the Borrower shall submit to the Lender, in form and substance satisfactory to the Lender, evidence of such compliance. The Lender may retain from any disbursement such amounts as it considers advisable to protect its interest from subordination under such legislation. The Borrower shall provide additional security, information and documentation as may be required by the Lender to preserve and ensure in all respects the absolute first priority of the Mortgage over any rights of any existing or potential lien claimants.

24.   FIRST RIGHT OF REFUSAL ON MATURITY

      Intentionally Deleted.

25.   PRE-AUTHORIZED PAYMENTS

      The Borrower shall execute the requisite documents to allow the Lender to withdraw the regular monthly payments of principal, interest and taxes from the Borrower's bank account.

26.   EXPENSES

      Whether or not the Loan Amount is disbursed and notwithstanding retention of the Commitment Fee by the Lender, all of the Lender's costs and expenses, including without limitation all legal fees and disbursements and the cost of all reports, appraisals, inspections and investigations incurred by the Lender in relation to the Loan and/or this Commitment shall be paid by the Borrower. The Borrower shall also be responsible for any commission or finder's fee payable in connection with this Commitment. All such amounts are payable forthwith, on demand by the Lender, and may be added to the principal balance of the Mortgage and shall bear interest at the Interest Rate.

27.   CREDIT INVESTIGATIONS

      The Borrower and each Additional Covenantor authorize the Lender to make inquiries concerning the character, general reputation, personal characteristics, financial and credit data of the Borrower and each Additional Covenantor, including its respective directors, officers, shareholders, and principals, and to verify any information provided to the Lender hereunder, all for the purpose of underwriting and servicing the Loan.

28.   CONSENT TO DISCLOSURE

      In the event the Lender sells the Loan or securitizes it into the secondary market, the Borrower and each Additional Covenantor consent to the release by the Lender of all information and materials in the Lender's possession concerning the Borrower, each Additional Covenantor and/or the Property to such party or parties.

      (including the public in any offering memorandum as may be necessary or desirable to facilitate such sale or securitization. In addition, the Borrower and each Additional Covenantor agrees that the Lender my share any information concerning the Borrower or any Additional Covenantor, as the case may be, with (a) any proposed assignee of this Commitment or the Loan, (b) the Lender's duly authorized agents or representatives who are engaged in the processing or servicing of the Loan.

29.   ADDITIONAL COVENANTORS

      The Additional Covenantors, if any, hereby acknowledge and agree that each of them is jointly and severally liable for all covenants and obligations of the Borrower under this Commitment and under the Loan.

30.   PUBLICITY

      On completion of funding, the Lender may, at its option, issue a press release announcing the Loan with Borrower's written consent, not to be reasonably withheld. During the construction of any improvements, the Lender may require a sign to be erected and maintained by the Borrower evidencing the Lender's financing of same and may place notices thereof in the media.

31.   NON-MERGER OF COMMITMENT

      Neither the execution and delivery of any Security Documents nor the advance of the Loan shall in any way merge or extinguish this Commitment or the terms and conditions contained herein. This Commitment and all its provisions shall continue in full force and effect until the Loan has been repaid In full; provided that in case of any inconsistency or conflict between any provision or provisions of this Commitment and any provision or provisions of the Security Documents, the Lender may elect which instrument or provision is to prevail.

32.   NO AGENCY

      The Borrower acknowledges that First National Financial Corporation ("FNFC") may assign this Commitment to a third party and if it does so will receive a fee or commission in connection with such assignment. FNFC may also receive a fee in connection with the servicing of this Loan. FNFC is not acting as the Borrower's agent or otherwise in any fiduciary capacity in relation to the Borrower in connection with this Loan.

33.   ASSIGNMENT

      Neither this Commitment nor any of the Loan proceeds may be assigned by the Borrower. This Commitment and the Security Documents may be assigned in whole or in part by the Lender at any tune before or after the advance.

34.   ENTIRE AGREEMENT

      This Commitment and the Schedules attached hereto, when accepted by the Borrower, will constitute the entire agreement and understanding between the parties hereto with respect to the Loan and supercede all other agreements, understandings or commitments, oral or written.

35.   APPROVALS AND CONSENTS

      Any approvals or consents required to be made or given by the Lender hereunder must be expressly given pursuant hereto and shall not be implied or construed by the delivery or receipt of documents.

36.   AMENDMENTS AND WAIVERS

      Except as otherwise expressly provided herein, this Commitment cannot be waived, altered, amended, discharged or terminated other than by an agreement in writing signed by the party against whom enforcement of any such waiver, alteration, amendment, discharge or termination is sought.

37.   COMMUNICATIONS

      All communications provided for hereunder shall be in writing, personally delivered, sent by prepaid first class mail or sent by electronic transmission, and if to the Lender addressed to the address above-noted to the attention of the Manager, Mortgage Investments and if to the Borrower to the address noted above. The date of receipt of any such communication shall be deemed to be the date of delivery, if delivered as aforesaid, or the third Business Day following the date of mailing, if mailed, as aforesaid. If sent by electronic transmission before 4:00 pm on any Business Day, such communication shall be deemed to have been received on the date sent; if sent after 4:00 pm on any Business Day or if sent on a day which is not a Business Day, such communication shall be deemed to have been received on the next following Business Day. Any party hereto may change its address for service from time to time by notice in the manner herein provided. In the event of a postal disruption or an anticipated postal disruption, prepaid first class mail will not be an acceptable means of communication.

38.   FURTHER ASSURANCES

      The Borrower and each Additional Covenantor, if any, shall, at the Lender's request, execute or deliver such further documentation and enter into such other agreements as are necessary for the securing of the Loan and the fulfilling of the terms contained herein.

39.   TIME OF THE ESSENCE

      Time shall be of the essence of this Commitment in all respects.

40.   GOVERNING LAW

      This agreement shall be governed by and construed in accordance with the laws of the Province in which the Property is situate.

41.   INTERPRETATION

      (i) The headings of all provisions herein are inserted as a matter of convenience only and not to define the intent of this document. The necessary changes in grammar and gender required to apply to the parties hereto shall be assumed as though expressed.

      (ii) If there is more than one Borrower or if there is an Additional Covenantor, or more than one Additional Covenantor, each of the covenants, agreements and obligations herein shall, as between and among each Borrower and each Additional Covenantor, be deemed to be joint and several, except as may otherwise herein specifically be provided, and the term "Borrower" shall be read as if each Borrower were specifically named and the term "Additional Covenantor" shall be read as if each Additional Covenantor were specifically named and any default by any one Borrower shall be deemed to be a default by each Borrower and any default by any one Additional Covenantor shall be deemed to be a default by each Additional Covenantor.

      (iii) "Business Day" means a day of the week, other than Saturday, Sunday or any other day which is a statutory or a municipal holiday in the municipality in which the Property is situate.

      (iv) "Person" includes any individual, partnership, joint venture, trust, unincorporated organization or any other association, corporation and government or any department or agency thereof.

      (v) The words "hereto", "herein", "hereunder", "hereof", "hereby", "this Commitment", "this agreement" and similar expressions used in this Commitment, including the schedules attached hereto, mean or refer to this Commitment as a whole and not to any particular provision, section or paragraph or other portion of this Commitment and include any instrument supplemental or ancillary hereto.

Acceptance of this Commitment shall create a binding agreement between the parties hereto on the terms and conditions set out herein. TO ACCEPT THIS COMMITMENT, KINDLY EXECUTE SAME WHERE INDICATED BELOW AND RETURN IT TOGETHER WITH THE $70,000.00 COMMITMENT FEE TO THE LENDER BY NO LATER THAN 2 P.M. LOCAL TIME ON MAY 12, 2005 AT THE ADDRESS NOTED ABOVE.

Failing receipt by the Lender of the executed Commitment together with the Commitment Fee by the date and time aforesaid, the offer contained in this Commitment shall be null and void and of no further force and effect unless the Lender shall have otherwise agreed in writing whether before, on or after such date.

Yours truly,

FIRST NATIONAL FINANCIAL CORPORATION

Per:  /s/ Moray K. Tawse
      ---------------------------
Moray K. Tawse
Vice President
Mortgage Investments

Accepted on the 12th day of MAY, 2005

STEELBANK TUBULAR INC.

Per:  /s/ J. Peter FARQUHAR
      -----------------------------
               Authorized Signatory
Name:  J. PETER FARQUHAR
Title: CHAIRMAN & CEO.

Per:  _____________________________
               Authorized Signatory
Name:
Title:

ADDITIONAL COVENANTOR(S):

TARPON INDUSTRIES INC.

Per: /s/ J. Peter Farquhar
     ------------------------------
               Authorized Signatory
Name:  J. PETER FARQUHAR
Title: CHAIRMAN & CEO.

Attachments
------------

Schedule 1 - Environmental Provisions
Schedule 2 - Insurance Requirements
Schedule 3 - Interest Rates

                                   SCHEDULE 1

In this Schedule and in the Mortgage the following words shall have the following meanings:

"APPLICABLE LAWS" means, in respect of any person, property, transaction or event, all applicable federal, provincial or municipal laws, statutes, regulations, rules, by-laws, policies and guidelines, orders, permits, licences, authorizations, approvals and all applicable common law or equitable principles in force and effect during the currency of this Charge.

"ENVIRONMENTAL LAWS" means all present and future Applicable Laws, standards and requirements relating to environmental or occupational health and safety matters, including those relating to the presence, release, reporting, licensing, permitting, investigation, disposal, storage, use, remediation and clean-up or any other aspect of a Hazardous Substance.

"ENVIRONMENTAL PROCEEDING" means any investigation, action, proceeding, conviction, fine, judgement, notice, order, claim, directive, permit, license, approval, agreement or Lien of any nature or kind arising under or relating to Environmental Laws.

"HAZARDOUS SUBSTANCE" means any substance or material that is prohibited, controlled, otherwise regulated by any governmental authority or is otherwise hazardous in fact, including without limitation contaminants, pollutants, asbestos, lead, urea formaldehyde foam insulation, polychlorinated by-phenyls or hydrocarbon products, any materials containing same or derivates thereof, explosives, radioactive substances, petroleum and associated products, underground storage tanks, dangerous or toxic substances or materials, controlled products, and hazardous wastes.

Representations Regarding Environmental Matters

The Property and all businesses and operations conducted thereon comply with all Environmental Laws. The Property has not been used for or designated as a waste disposal site and, except as disclosed in the environmental audit obtained by the Chargee prior to the advance of funds under this Charge (the "Environmental Audit"), contains no Hazardous Substances and there is no existing or threatened Environmental Proceeding against or affecting the Property. Copies of all existing environmental assessments, audits, tests and reports relating to the Property have been delivered to the Chargee. To the best of the Chargor's knowledge and belief, there are no pending or proposed changes to Environmental Laws or to any Environmental Proceedings which would render illegal or materially restrict or change the present use and operation of the Property. Except as disclosed in the Environmental Audit, neither of the Chargor nor, to the best of the Chargor's knowledge and belief after due inquiry and investigation, any other person or organization: (i) has used or permitted the use of the Property to generate, manufacture, refine, treat, transport, store, handle, dispose, transfer, produce or, process Hazardous Substances; (ii) has been subject to any Environmental Proceeding related to the Property; (iii) has caused or permitted the release or discharge of any Hazardous Substance on or in the vicinity of the Property; (iv) has received or otherwise has knowledge of any Environmental Proceedings or of any facts which could give rise to any Environmental Proceeding related to the Property; (v) has undertaken any remediation or clean-up of any Hazardous Substance on or in the vicinity of the Property; or (vi) has defaulted in reporting any occurrence or circumstance to any governmental authority in relation to the Property which is or was required to be reported pursuant to any Environmental Laws.

Covenants Regarding Environmental Matters

The Chargor shall: (i) ensure that the Property and the Chargor comply with all Environmental Laws at all times; (ii) not permit any Hazardous Substance to be located, manufactured, stored, spilled, discharged or disposed of at, on or: under the Property (except in the ordinary course of business of the Chargor or any tenant and in compliance with all Environmental Laws) nor permit any other activity on or in respect of the Property that might result in any Environmental Proceeding affecting the Property, Chargor or Chargee; (iii) notify the Chargee promptly of any threatened or actual Environmental Proceedings; (iv) remediate and cure in a timely manner any non-compliance by the Property or the Chargor with Environmental Laws, including removal of any Hazardous Substances from the Property; (v) maintain all environmental and operating documents and records including all permits, licenses, certificates, approvals, orders and agreements relating to the Property as required by Environmental Laws; (vi) provide the Chargee promptly upon request with such information, documents, records, permits, licences, certificates, approvals, orders, agreements, environmental audits, reports, assessments and inspections and take such other steps (all at the Chargor's expense) as may be required by the Chargee to confirm and/or ensure compliance by the Property and the Chargor with Environmental Laws, and
(vii) execute all consents, authorizations and directions necessary to permit any inspection of the Property by any governmental authority and to permit the release to the Chargee or its representatives, of any information relating to the Property and the Chargor.

Environmental Indemnity

Without limiting any other provision of this Charge or any;document collateral hereto, the Chargor shall indemnify and pay, protect, defend and save the Chargee harmless from and against all actions, proceedings, losses, damages, liabilities, claims, demands, judgments, costs, expenses, (including legal fees and disbursements on a solicitor and his own client basis) (collectively "Environmental Claims"), imposed on, made against or incurred by the Chargee arising from or relating to, directly or indirectly, and whether or not disclosed by the Environmental Audit and whether or rot caused by the Chargor or within its control, (i) any actual or alleged breach of Environmental, Laws relating to or affecting the Property, (ii) the actual or alleged presence, release, discharge or disposition of any Hazardous Substance in, on, over, under, from or affecting all or part of the Property or surrounding lands, including any personal injury, or property damage prising therefrom, (iii) any actual or threatened Environmental Proceeding affecting the Property including any settlement thereof, (iv) any assessment, investigation, containment, monitoring, remediation and/or removal of all Hazardous Substances from all or part of the Property or surrounding areas or otherwise complying with Environmental Laws, or (v) any breach by the Chargor of any covenant hereunder or under any document collateral hereto or under Applicable Law relating to environmental matters. This indemnity shall survive repayment of the loan secured hereby, foreclosure upon this Charge and any other extinguishing of the obligations of the Chargor under this Charge and any other exercise by the Chargee of any remedies available to it against the Chargor.

SCHEDULE 2

Insurance Requirements

The Borrower will at all times during the Term maintain the insurance required by the Mortgage including without limitation the following coverages:

      (a) all risks of direct physical loss or damage, including, without limitation, coverage for the foundations of all improvements and flood and earthquake coverage, ail on a replacement cost basis with, loss payable to the Lender under an Insurance Bureau of Canada mortgage clause; the policy should allow for the improvements on the Property to be completed (if applicable), for partial occupancy, and for the Property to be vacant and unoccupied for a period of at least 30 days;

      (b) comprehensive broad form boiler and machinery insurance covering all pressure vessels (whether fired or unfired), air conditioning and miscellaneous electrical apparatus on the Property, for an amount satisfactory to the Lender, with loss payable to the Lender under a Boiler and Machinery Insurance Association mortgage clause;

      (c) business interruption or rental income loss coverage on a gross profits or rentals form sufficient to cover 100% of the loss of rent or loss of business income from the business conducted on the Property for a period of twelve (12) months, based on the greater of actual or projected revenue, in respect of all perils described in
            (a) and (b) above; and

      (d) comprehensive general liability insurance, inclusive of bodily injury, death or property damage or loss, for a minimum amount of $5,000,000 per occurrence or such other amount as the Lender may reasonably request.

      The coverage required by sections (a) and (b) above shall include by-law endorsements acceptable to the Lender, including but not limited to same site waiver, increased cost of construction, undamaged portion coverage and demolition and debris coverage.

All policies shall be on a "no co-insurance" basis. All such insurance shall be placed with a company or companies satisfactory to the Lender. Deductible amounts shall also be subject to Lender's approval. All cancellations and alteration clauses in the above referenced policies; Including those obtained in the mortgage clause endorsements, shall provide for at least thirty (30) days prior written notice to the Lender of any cancellation of or material alteration to the policy. The Borrower shall provide evidence of policy renewal or satisfactory replacement annually at least thirty (30) days prior to expiry, The Borrower shall deliver to the Lender original or certified copies of all policies required hereunder. The Lender shall be entitled to require coverage of such other risks and perils as the Lender may from time to time consider advisable or; desirable and in respect of which insurance coverage is available.

SCHEDULE 3

Interest Rate

The annual interest rate under the Mortgage shall be the Prime Rate plus 1.25% calculated monthly not in advance.

Prime Rate means the annual rate of interest announced from time to time by Royal Bank of Canada during the period when interest accrues hereunder, as a reference rate then in effect for determining interest rates on Canadian dollar commercial loans made in Canada.

Notwithstanding the provisions of Section 6 of this. Commitment, instalments of interest only (with no principal payment) shall be payable in arrears on the first day of each month.